United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2025

SOLIDION TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41323	87-1993879
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13355 Noel Road, Suite 1100

Dallas, TX 75240

(Address of principal executive offices, including zip code)

(972) 918-5120

Registrant’s telephone number, including area code:

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	STI	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Information required to be disclosed herein is incorporated by reference from Item 5.02.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 3, 2025 (the “Effective Date”), Cynthia Ekberg Tsai notified the Board of Directors (the “Board”) of Solidion Technology, Inc. (the “Company”) of her resignation as a member of the Board, including all committees on which she serves, effective as of the Effective Date. Ms. Ekberg Tsai’s resignation did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

As a result of Ms. Ekberg Tsai’s resignation, the Company’s Audit Committee will be composed of two members. On September 8, 2025, the Company notified The Nasdaq Stock Market, LLC of its non-compliance with Nasdaq Rule 5605(c)(2)(A), which requires that the Audit Committee be composed of three directors. Pursuant to Nasdaq Listing Rule 5605(c)(4), the Company has a cure period to regain compliance by appointing a new independent director to the Audit Committee. The cure period extends until the earlier of the Company’s next annual shareholders’ meeting or September 3, 2026; provided, however, that if the annual shareholders’ meeting occurs no later than March 2, 2026, the Company has until March 2, 2026, to regain compliance. The Company intends to appoint a new independent director to the Audit Committee as soon as practicable within the cure period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 8, 2025

SOLIDION TECHNOLOGY, INC.

By:	/s/ Jaymes Winters
Name:	Jaymes Winters
Title:	Chief Executive Officer

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